Exhibit 10.17

LINE OF CREDIT PROMISSORY NOTE

$200,000 Date: December 1, 2010

FOR VALUE RECEIVED, Entest Biomedical Inc., ("Borrower") promises to pay to the order of David Koos ("Lender") the principal sum of Two Hundred Thousand Dollars ($200,000), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $ 200,000 from Lender. This agreement shall also be the terms and conditions of any and all borrowed amounts outstanding as of this date.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of fifteen percent (15%) per annum. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances or payments made hereunder. Principal balance and accrued interest shall become due and payable in whole or in part at the demand of the Lender.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower  (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada  and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

None of the execution, delivery and performance of this Agreement by Borrower, or the consummation of the transactions contemplated hereby and thereby (a) constitute or will constitute a violation of the organizational documents of Borrower, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Borrower, loan agreement, lease or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound.

BORROWER:

By: /s/ David Koos

Its:CEO